UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2021

Sysco Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1390 Enclave Parkway, Houston, TX 77077-2099

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (281) 584-1390

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On July 30, 2021, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) approved a new short-term, cash-based incentive program (the “STIP”) for fiscal year 2022 (“fiscal 2022”), which, consistent with the Committee’s historical annual incentive practices, includes financial performance objectives as described below.

Pursuant to the STIP, the executive officers of the Company are eligible to receive cash-based incentive awards, including the following named executive officers (the “NEOs”) identified in the Company’s proxy statement filed in connection with the 2020 annual meeting of stockholders:

•	Kevin P. Hourican – President and Chief Executive Officer;

•	Greg D. Bertrand – Executive Vice President, U.S. Foodservice Operations;

•	Joel T. Grade – Executive Vice President, Business Development; and

•	Cathy Marie Robinson – Executive Vice President and Chief Supply Chain Officer.

Short-Term Incentive Opportunity

The STIP is designed to offer opportunities for cash compensation tied to the Company performance with regard to pre-established financial and operational objectives and the performance, collectively, of the Company’s senior management team with regard to the strategic bonus objectives (“SBOs”), with the aggregate incentive payout for fiscal 2022 subject to a modifier from 0% to 120% based on each NEO’s individual performance.

The STIP divides fiscal 2022 into two discrete performance periods: (i) July 4, 2021 to January 1, 2022 (“1H22”) and (ii) January 2, 2022 to July 2, 2022 (“2H22”). On July 30, 2021, the Committee granted STIP awards to the executive officers for fiscal 2022 and established the 1H22 Company performance objectives and SBOs and expects to approve the Company performance objectives and SBOs for 2H22 prior to the end of 1H22.

Incentive payments earned under the STIP for 1H22 will be based on the following components: (i) 15% on enterprise sales revenue, as compared to the pre-established target; (ii) 15% on enterprise operating income, as compared to the pre-established target; (iii) 5% on increase in new accounts in the U.S. broadline (“USBL”) markets and the volume of sales to those new USBL accounts, as compared to the pre-established targets; (iv) 5% on the increase in the number of lines sold to existing USBL accounts, as compared to the pre-established target; (v) 5% on USBL operations productivity, measured by the variable operations labor cost per piece, as compared to the pre-established target; (vi) 5% on the Company’s performance against various pre-established operational targets in selected non-U.S. markets; and (vii) 50% on the performance of the Company’s senior management team (including the NEOs) with regard to the pre-established SBOs, which are tied to Sysco’s highest priority strategic initiatives.

The STIP payment, if any, for each of the above components will be calculated based on performance (as compared to the applicable performance target(s)) and paid to the participant independently from the other components. Further, the aggregate of (i) any payment earned by a participant for 1H22 and (ii) any payment earned by the participant for 2H22, will be subject to adjustment based on each NEO’s performance with regard to his or her individual performance objectives for fiscal 2022 pre-established by the Committee. This adjustment, which will be determined by the Committee, will range from reducing the STIP payout to zero (for performance significantly below target) to increasing the aggregate payout by 20% (for performance significantly above target). The aggregate, adjusted incentive payment for the STIP will be paid following the conclusion of fiscal 2022.

Each metric for 1H22 based on the Company’s performance has a possible payout between 0% and 150%, depending on the Company’s actual performance relative to pre-established targets, and the SBO portion of the STIP payment has a possible payout of between 0% and 150%, depending on the actual performance of the senior leadership team relative to the pre-established targets. Consequently, in the aggregate, the maximum 1H22 incentive opportunity under the STIP would be 150% of an NEO’s target opportunity, subject to the adjustment of the aggregate incentive for fiscal 2022 for each NEO’s individual performance as described above. If performance with respect to any component does not meet the threshold level, a participant will not receive any payment with respect to that component.

Long-Term Equity Incentive Opportunity – PSUs, Stock Options and RSUs

On July 30, 2021, the Committee also approved the Company’s fiscal 2022 long-term incentive (“LTI”) awards to be issued to the executive officers of the Company, including the NEOs, pursuant to the Sysco 2018 Omnibus Incentive Plan. The Company’s fiscal 2022 LTI awards will consist of performance share units (“PSUs”), stock options and restricted stock units (“RSUs”). The PSUs with a three-year performance period beginning in fiscal 2022 represent 50% of the target LTI opportunity, with stock options representing 30% of the target LTI opportunity and RSUs representing the remaining 20%.

PSUs. The PSUs provide the opportunity for participants to receive shares of Sysco common stock (“Common Stock”) based on performance in each year of the three fiscal year performance period with respect to the following strategic performance targets established by the Committee, subject to a modifier tied to the Company’s total shareholder return (“TSR”):

•	Market Share Growth: the achievement of targeted market share growth in U.S. markets (measured by total U.S. sales), representing 50% of the target PSU opportunity; and

•	Earnings Per Share: the achievement of targeted incremental growth in Sysco’s earnings per share, representing 50% of the target PSU opportunity.

The number of shares, if any, earned with respect to each of the strategic performance targets described above will be calculated based on Company performance (as compared to such target) and awarded to the participant independently from the other targets. Further, the total number of shares earned by each participant as a result of the Company’s performance with regard to these strategic performance targets will be subject to adjustment based on Sysco’s TSR during the performance period as compared to the S&P 500 companies. This adjustment will be applied to the target number of shares granted to each participant and will range from decreasing the total number of shares received by 25% of target (for relative TSR below expectations) to increasing the total number of shares received by 25% of target (for superior relative TSR).

Each PSU granted to participants represents the right to receive one share of Common Stock based on target performance, but the ultimate number of shares of Common Stock to be earned with respect to a participant’s PSUs will be determined at the end of the three-year performance period and could range from 0% to 200% of the target number of PSUs offered to the participant. Dividend equivalents accrue during the performance period and are paid either in shares or in cash, in the discretion of the Committee, based on the number of PSUs earned following certification of the Company’s performance.

Stock Options. The stock options have a 10-year term and vest in three equal, annual installments.

RSUs. Each RSU represents the right to receive one share of Common Stock, and the RSUs vest in three equal installments commencing on the first day of the calendar month immediately following each of the first three anniversaries of the grant date.

Retention Award for Mr. Bertrand. In addition to the annual LTI awards for fiscal 2022 described above, the Committee approved for Mr. Bertrand a separate, one-time award of PSUs valued at $2.2 million (equivalent to the value of his target annual LTI award) and intended by the Committee to enhance his retention. Sysco is in the process of executing a long-term transformation business strategy over the next three years, and Mr. Bertrand’s role as head of U.S. Foodservice Operations is critical to the execution of that transformational strategy. The PSUs are subject to the same performance metrics as described above for the regular annual PSU award.

Due to Mr. Bertrand’s retirement eligibility, in order to enhance the retentive effect of this one-time PSU award, the Committee established special provisions governing the treatment of the PSUs upon the occurrence of certain events resulting in the termination of his employment:

•	Retirement: the PSU award will be forfeited in its entirety;

•	Death: the PSUs will vest pro-rata based on (i) the number of months served in the performance period and (ii) performance at target level;

•	Disability: the PSUs will vest pro-rata based on (i) the number of months served in the performance period and (ii) the actual performance achieved at the end of the performance period;

•	Voluntary Resignation: the PSU award will be forfeited in its entirety;

•

Involuntary Termination without Cause/Resignation for Good Reason: the PSUs will vest pro-rata based on (i) the number of months served in the performance period and (ii) the actual performance achieved at the end of the performance period; and

•	Termination without Cause (Following Change in Control): all PSUs will immediately vest, with payout based on performance at the target level.

Sysco’s Incentive Payment Clawback Policy and Protective Covenants Agreement

All payments received by participants under the STIP and all outstanding equity and equity-based awards, whether vested, unvested or deferred, are subject to the Company’s incentive payment clawback policy, which allows the Company to recover certain incentive compensation if:

•

There is a restatement of Sysco’s financial results, other than a restatement due to a change in accounting policy, and the restatement would result in the payment of a reduced amount, if the award were recalculated, with respect to incentive compensation paid to an NEO within the prior 36 months on the basis of having met or exceeded specific performance targets; or

•	An NEO engages in misconduct that contributes to the need for a financial restatement or causes the Company material financial or reputational harm.

In addition, in order to be eligible to receive awards of PSUs and RSUs, each participant will be required to have entered into an agreement (the “Protective Covenants Agreement”) protecting the Company’s interests and confidential information by restricting certain recipient behavior during, and following termination of, employment. The Protective Covenants Agreement includes, among other things, restrictions on unfair post-employment competitive activities, improper solicitation of Company employees and customers, and the misuse of confidential information. In the event that a participant violates any of the restrictive covenants in the Protective Covenants Agreement, the participant forfeits the benefits and proceeds of the PSUs and RSUs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: August 4, 2021	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary